Exhibit 10.22

CONTRATTO DI FORNITURA SERVIZI A

EVERLI SPA

GENNAIO 2024

CONTRATTO DI FORNITURA SERVIZI

Tra

HELBIZ MEDIA ITALIA SRL con sede legale a Milano, in Piazza del Liberty 8 , Codice Fiscale e P. IVA 11803000964 iscritta al Registro delle Imprese della CCIAA di Milano, in persona dell’amministratore unico e legale rappresentante, Spriano Gian Luca Maria Stefano ,

(di seguito, “Helbiz” o “Fornitore”);

e

EVERLI SPA , con sede legale in Milano in Via Ludovico D’Aragona 11 , Codice Fiscale e P. IVA 04297730238, in persona del legale rappresentante, Sig. Zocchi Andrea Giuseppe di seguito, l’“Agenzia”),

(di seguito, “Everli” o “Committente”);

PREMESSE

•                  Helbiz è una microweb tv ed un’agenzia di marketing e comunicazione fondata nel 2021 e che ha sviluppato un approccio completamente innovativo con riferimento alle campagne marketing per grandi brand, basato sulla creazione di contenuti: (i) audiovisiva e pubblicitari con trasmissione su frequenze terrestri in tecnica digitale, via cavo, via satellite, via internet; (ii) lanciati da comunità di influencer mediante piattaforme social, (iii) conformi a specifiche linee guida, centralmente elaborate;

•                  Everli svolge la propria attività di commercio al dettaglio via internet di prodotti alimentari e non, fondata nel 2014;

•                  Everli nell’ambito della fase di ristrutturazione in corso riconosce l’importanza di rilanciare la propria attività e prepararsi aggredite il mercato con una strategia commerciale, di marketing, di comunicazione, con una struttura produttiva e soluzioni creative per rimanere competitiva nel settore;

•                  Everli, in considerazione dell’elevata specializzazione nel settore dei servizi offerti da Helbiz e delle sue professionalità, è interessata a servirsi delle idee di progettazione, sviluppo e comunicazione offerte del Fornitore.

•                  Le parti si sono reciprocamente manifestate la volontà di concludere il contratto di fornitura servizi mediante l’impiego di risorse interne, collaboratori e fornitori altamente qualificati per il lancio della nuova immagine (branding) sul mercato (di seguito, il “Contratto”).

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TUTTO CIÒ PREMESSO

Le parti convengono e stipulano quanto segue.

Art. 1 – Premesse

1.1. Le premesse formano parte integrante e sostanziale del presente Contratto.

Art. 2 - Oggetto

2.1.   Con il presente Contratto Helbiz si obbliga nei confronti di Everli, che accetta, a proseguire le attività di progettazione e di sviluppo strategico, commerciale, creativo e produttivo dei contenuti del brand di Everli.

2.2.	L’attività erogata da Helbiz per Everli si articolerà come segue:

•        Rielaborazione del brand e monitoraggio del contesto competitivo e analisi di target e trend per la definizione della migliore strategia di comunicazione in ambito marketing e in ambito di palinsesto interno, grazie all’analisi strategica del team Helbiz e dei suoi collaboratori

•	Definizione del modello di commerciale e supporto nella ricerca di clienti per campagne brand.

rafforzare il posizionamento del Marchio sul mercato di riferimento, con il supporto del team Helbiz e dei suoi collaboratori al fine di accrescere gli utenti della piattaforma.

•	delineare un piano ed un budget annuale per il marketing e la comunicazione del Marchio, indicandone finalità ed obiettivi,

affinché marketing e comunicazione siano linea con gli scopi e le strategie concordate;

•        supervisione alla progettazione e sviluppo della linea grafica delle campagne di comunicazione web e social, rilascio di template grafici, content layout e navigation paths per tutti i canali che si intendono utilizzare declinati secondo i segmenti tematici da promuovere e le lingue dei mercati target;

•        monitorare la risposta del pubblico alle strategie comunicative adottate, valutarne l’efficacia e, se necessario, intervenire per modificarle;

•	sviluppare le attività di comunicazione istituzionali e di prodotto;

Art. 3 – Obblighi delle parti

3.1.   Helbiz, in esecuzione del presente Contratto, si impegna a prestare i servizi di fornitura servizi per Everli secondo la prassi consolidata del settore, dalla fase di progettazione dei vari stream di lavoro alla realizzazione delle soluzioni proposte e condivise e approvate dal cliente.

3.2.   Everli si impegna a prestare la propria collaborazione e a fornire la documentazione necessaria al fine dell’espletamento dei servizi.

Art. 4 - Durata del contratto

4.1. Il presente Contratto avrà la durata di mesi 12 decorrere dalla data di sottoscrizione, con scadenza il 31/01/2025, con rinnovo tacito di pari durata, in assenza di disdetta via pec 60 giorni prima della scadenza.

Art. 5 - Corrispettivo e condizioni di pagamento

A titolo di corrispettivo per tutte le prestazioni fornite nell’ambito del presente Contratto Everli si obbliga a corrispondere in favore di Helbiz un corrispettivo pari a euro 6.000.000,00€ (seimilioni/00 euro) oltre IVA.

Restano escluse dal computo del corrispettivo le eventuali spese vive che saranno corrisposte dietro presentazione di giustificativi di spesa.

Il fornitore fornirà una rendicontazione puntuale al cliente, che consuntivi le risorse e i collaboratori attivati.

Art. 6 - Modalità di esecuzione

6.1. Il Fornitore si impegna ad operare con professionalità nell’esecuzione della propria attività di fornitura servizi e consulenziale e a mettere a disposizione del Committente le proprie risorse umane e tecniche, garantendo la competenza nonché la professionalità propria e dei propri dipendenti e collaboratori.

Art. 7 – Obbligo di riservatezza

7.1. Helbiz si impegna, durante la vigenza del presente Contratto e per i successivi 2 (due) anni decorrenti dalla scadenza dello stesso, a non divulgare e a non rivelare a terzi le informazioni, le cognizioni, i documenti, i disegni, i dati tecnici e quant’altro relativo alla Everli.

Art. 8 - Divieto di cessione

8.1. Le parti dichiarano che le prestazioni di cui al presente Contratto hanno natura strettamente personale e in quanto tali non possono essere cedute.

Art. 9 – Proprietà Intellettuale

9.1.           Con la sottoscrizione del presente contratto Helbiz irrevocabilmente riconosce che la Committente è titolare unica, ab origine, in via definitiva ed esclusiva e senza limiti di tempo e di spazio, di ogni diritto di proprietà industriale e intellettuale e di ogni altro possibile diritto proprietario e di godimento comunque esistente ai sensi di ogni legge applicabile in merito alle attività Everli e su ognuno e tutti i risultati, siano essi preliminari, intermedi o finiti, dell’attività inventiva e/o creativa comunque posta in essere da Helbiz, in esecuzione del presente contratto. La Committente ha pertanto il diritto esclusivo, fra l’altro, anche e in via meramente esemplificativa, di usare, registrare, riprodurre, elaborare, distribuire, comunicare e/o mettere a disposizione del pubblico, cedere, dare in licenza e a qualsiasi altro titolo disporre, in qualsiasi modo, di ognuno e tutti i diritti anzidetti, per intero, senza limiti di tempo e di spazio, in via esclusiva e definitiva.

9.2    Ad ogni buon conto e per quanto eventualmente occorra, Helbiz , con la sottoscrizione del presente Contratto, cede - ora per allora - alla Committente o ai terzi da quest’ultima indicati, in via definitiva, esclusiva e senza limiti di tempo e di spazio, ogni suo possibile diritto di proprietà industriale e intellettuale e/o altro possibile diritto proprietario e di godimento comunque esistente ai sensi di ogni legge applicabile sui contenuti Everli e sui risultati, preliminari, intermedi e finiti tutti, della propria attività inventiva e/o creativa resa in esecuzione del presente contratto; e ciò a fronte di un compenso che le Parti si danno atto e riconoscono aver già ricompreso nella retribuzione complessiva del Collaboratore prevista dal precedente Articolo 5 del presente Contratto.

9.3    Anche successivamente alla cessazione del presente Contratto, Helbiz sarà tenuta a prestare tutta la collaborazione richiesta dalla Committente al fine di procurare alla Committente medesima la formale registrazione/intestazione in nome di quest’ultima o dei terzi da questa indicati, la protezione, la fruizione e il mantenimento dei diritti tutti contemplati dai precedenti paragrafi del presente Articolo. Tutti i costi relativi a tale cooperazione prestata dopo la cessazione del rapporto professionale saranno a carico della Committente.

9.4            Fermo restando quanto sopra, le disposizioni contenute nel presente Contratto non potranno essere interpretate in modo da conferire ad una parte alcun diritto o interesse rispetto a marchi commerciali, progetti, diritti di proprietà intellettuale o industriale, denominazione commerciale, insegna o slogan o di altro segno distintivo dell’altra parte.

Art. 10 - Invalidità o inefficacia parziale

10.1. L’invalidità o inefficacia di qualsiasi disposizione del presente Contratto non comporterà in nessun caso l’invalidità o l’inefficacia dell’intero Contratto. Tuttavia, le parti convengono sin da ora di negoziare in buona fede al fine di sostituire le disposizioni oggetto di declaratoria di invalidità o inefficacia con altre in grado di determinare, per quanto legalmente possibile, sostanzialmente gli stessi effetti, facendo riferimento all’oggetto e alle finalità del presente Contratto.

Art. 12 - Rinuncia

12.1. Il mancato o ritardato esercizio da parte di una delle parti di uno dei diritti, poteri o facoltà ad essa attribuiti in virtù del presente Contratto non opererà come una rinuncia circoscritta al singolo caso e non ne impedirà l’esercizio successivo. L’eventuale concessione di proroghe o di altre forme di dilazione di una parte a favore di un’altra non modificheranno in alcun modo le responsabilità individuate dal presente Contratto a carico di ciascuna parte.

Art. 13 – Foro competente

13.1. Qualsiasi controversia relativa alla interpretazione e/o alla esecuzione del presente Contratto sarà devoluta alla competenza esclusiva del Foro di Milano

Art. 14 - Data Privacy

14.1. Helbiz dichiara di attenersi nella esecuzione del presente Contratto alla vigente normativa prevista dal testo del Regolamento generale sulla protezione dei dati, anche noto come GDPR (General Data Protection Regulation) approvato con Regolamento UE 2016/679 del Parlamento Europeo e del Consiglio del 27 aprile 2016 e applicabile a decorrere dal 25 maggio 2018.

Art. 15 - Comunicazioni

15.1. Le comunicazioni tra le parti dovranno avvenire per iscritto a mezzo raccomandata A/R o a mezzo PEC, ai recapiti indicati in epigrafe.

Ogni modifica al domicilio o agli indirizzi sopra indicati dovrà essere immediatamente comunicata alle parti, secondo le modalità previste dal presente articolo. Fintanto che le parti non abbiano proceduto a notificare tali cambiamenti nel modo sopra illustrato, le comunicazioni eseguite con le presenti regole e agli indirizzi sopra indicati saranno ritenuti validi.

Art. 16 - Oneri e spese

16.1. Gli oneri fiscali, le spese contrattuali, nonché quelle di registrazione relative al presente atto sono poste a carico del Fornitore.

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Le parti dichiarano di aver negoziato, in posizione paritetica, il contenuto e i termini di ciascuna delle clausole contenute nel presente Contratto e che, pertanto, allo stesso non è applicabile la disciplina di cui agli articoli 1341 e 1342 del Codice Civile.

Milano, lì 31/01/2024

HELBIZ MEDIA ITALIA SRL	EVERLI SPA
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